UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2010 (October 5, 2010)

TPC Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K, including the summaries of the Indenture, Security Agreement, Intercreditor Agreement and Registration Rights Agreement contained therein, is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

On October 5, 2010, in connection with the issuance and sale of senior secured notes described below in Item 2.03, TPC Group LLC, a wholly owned subsidiary of TPC Group Inc., repaid all outstanding borrowings under its Term Loan Agreement dated as of June 27, 2006, as amended, among TPC Group LLC and Deutsche Bank Trust Company Americas, as lender and administrative agent, and the other financial institutions parties thereto, as lenders (the “Term Loan Agreement”), and terminated the Term Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance and Sale of Senior Secured Notes

On October 5, 2010, TPC Group LLC completed the issuance and sale of $350,000,000 aggregate principal amount of 8 1/4% senior secured notes due 2017 (the “Notes”). The Notes are jointly and severally guaranteed (the “Guarantees”) initially by all of TPC Group LLC’s material domestic subsidiaries (such guarantors, the “Guarantors”). The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Notes and Guarantees was 99.35% of their principal amount. The net proceeds from the issuance of the Notes were approximately $338 million after discounts and estimated offering expenses. TPC Group LLC used a portion of the net proceeds from the offering to repay all outstanding indebtedness under the Term Loan Agreement and intends to use the remaining net proceeds, together with cash on hand and $25 million of borrowings under the ABL Revolver, as defined below, to fund a distribution of approximately $130 million to TPC Group Inc. for general corporate purposes, which may include dividends, stock repurchases or other returns of capital to its stockholders.

Indenture

The Notes and the Guarantees were issued pursuant to an Indenture dated as of October 5, 2010 (the “Indenture”), by and among TPC Group LLC, the Guarantors, Wilmington Trust Company, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent, paying agent, registrar and authentication agent. The Notes are TPC Group LLC’s senior secured obligations, rank senior in right of payment to all its future debt that is expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all its existing and future debt that is not so subordinated. The Notes and the Guarantees are secured by first-priority liens on all of TPC Group LLC’s and the Guarantors’ assets (other than accounts receivable, inventory, all payments in respect thereof, and all general intangibles relating thereto which secure the existing Amended and Restated Revolving Credit Agreement dated as of April 29, 2010, as amended, among TPC Group LLC and the other borrowers named therein, as Borrowers, TPC Group LLC, as Funds Administrator, various lending institutions, as Lenders, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Trust Company Americas and Wells Fargo Capital Finance LLC as Co-Collateral Agents, and Deutsche Bank Trust Company Americas, as Collateral Agent (such facility, as amended, the “ABL Revolver,” and such collateral, the “ABL Collateral”)), subject to certain exceptions and permitted liens. The Notes and the Guarantees are also secured by second-priority liens on all of the ABL Collateral that secures the ABL Revolver and are effectively subordinated to the obligations outstanding under the ABL Revolver to the extent of the value of the ABL Collateral.

Interest on the Notes will accrue at a rate of 8.25% per year. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2011. The Notes mature on October 1, 2017.

TPC Group LLC may redeem the Notes, in whole or in part, at any time on or after October 1, 2013 at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption Price
2013	106.188%
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

Prior to October 1, 2013, TPC Group LLC may redeem up to 10% of the initial aggregate principal amount of the Notes in any twelve-month period at a price equal to 103% of the aggregate principal amount thereof plus any accrued and unpaid interest thereon, if any. TPC Group LLC also may redeem any of the Notes at any time prior to October 1, 2013 at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest thereon, if any.

At any time (which may be more than once) before October 1, 2013, TPC Group LLC may redeem up to 35% of the aggregate principal amount of Notes issued with the net proceeds that TPC Group Inc. raises in one or more equity offerings, as long as:

•	TPC Group LLC pays 108.25% of the face amount of the Notes, plus accrued and unpaid interest to the date of redemption;
•	TPC Group LLC redeems the Notes within 120 days of completing the equity offering; and
•	at least 65% of the aggregate principal amount of Notes issued remains outstanding after such redemption.

If a change of control occurs with respect to TPC Group LLC or TPC Group Inc., TPC Group LLC must give holders of the Notes the opportunity to sell TPC Group LLC their Notes at 101% of their face amount, plus accrued and unpaid interest.

The Indenture contains covenants that, among other things, limit TPC Group LLC’s ability and the ability of its restricted subsidiaries to:

•	pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments;
•	incur additional debt or issue certain disqualified stock and preferred stock;
•	incur additional liens on assets;
•	merge or consolidate with another company or sell all or substantially all assets;
•	enter into transactions with affiliates; and
•	allow to exist certain restrictions on the ability of the Guarantors to pay dividends or make other payments to TPC Group LLC.

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal of all the Notes to be due and payable immediately.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Security Agreement

On October 5, 2010, TPC Group LLC and each of the Guarantors (the “Grantors”) entered into a security agreement (the “Security Agreement”) in favor of Deutsche Bank Trust Company Americas, as collateral agent under the Indenture, to secure the payment of the Notes, the pari passu obligations permitted under the Indenture and the other Secured Obligations (as defined in the Security Agreement). Under the Security Agreement, each Grantor granted a security interest in substantially all of its personal property (subject to certain exclusions) and the proceeds thereof now owned or thereafter acquired by such Grantor.

The foregoing description of the Security Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Intercreditor Agreement

On October 5, 2010, TPC Group LLC entered into an Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”) with, among others, the collateral agent under the ABL Revolver and the collateral agent under the Indenture. Under the Intercreditor Agreement, the Notes are secured by a second-priority lien on all of the Grantors’ accounts receivable, inventory, payments in respect thereof (including all deposit accounts and other bank accounts related thereto) and all general intangibles relating to the foregoing, and a first-priority lien on all other assets of the Grantors, including fixed assets.

The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Registration Rights Agreement

On October 5, 2010, TPC Group LLC and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes. Pursuant to the Registration Rights Agreement, TPC Group LLC and the Guarantors will use commercially reasonable efforts to register notes having substantially identical terms as the Notes with the SEC as part of an offer to exchange freely tradable exchange notes for the Notes. TPC Group LLC and the Guarantors will use commercially reasonable efforts to cause the exchange offer to be completed, or if required, to have a shelf registration statement declared effective relating to resales of the Notes. TPC Group LLC will be obligated to pay additional interest on the Notes if it does not complete the exchange offer within 300 days after the October 5, 2010 issue date or, if required to file a shelf registration statement, the shelf registration statement is not declared effective within 300 days after the issue date or 180 days after the filing is requested by an initial purchaser, as applicable.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1

Indenture dated as of October 5, 2010, by and among TPC Group LLC, the Guarantors party thereto, Wilmington Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent, paying agent, registrar and authentication agent

4.2	Security Agreement dated as of October 5, 2010, by and among TPC Group LLC and each of the other Grantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral agent

4.3

Amended and Restated Intercreditor Agreement dated as of October 5, 2010, by and among TPC Group LLC, Deutsche Bank Trust Company Americas, as Revolver Administrative Agent, Revolver Collateral Agent and Revolver Mortgagee (each as referred to therein) and Deutsche Bank Trust Company Americas, as Notes Collateral Agent and Notes Mortgagee (each as referred to therein)

4.4

Registration Rights Agreement dated as of October 5, 2010, by and among TPC Group LLC, the Guarantors named therein and Deutsche Bank Securities Inc., for itself and on behalf of the several Initial Purchasers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: October 12, 2010	By: /s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1

Indenture dated as of October 5, 2010, by and among TPC Group LLC, the Guarantors party thereto, Wilmington Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent, paying agent, registrar and authentication agent

4.2	Security Agreement dated as of October 5, 2010, by and among TPC Group LLC and each of the other Grantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral agent

4.3

Amended and Restated Intercreditor Agreement dated as of October 5, 2010, by and among TPC Group LLC, Deutsche Bank Trust Company Americas, as Revolver Administrative Agent, Revolver Collateral Agent and Revolver Mortgagee (each as referred to therein) and Deutsche Bank Trust Company Americas, as Notes Collateral Agent and Notes Mortgagee (each as referred to therein)

4.4

Registration Rights Agreement dated as of October 5, 2010, by and among TPC Group LLC, the Guarantors named therein and Deutsche Bank Securities Inc., for itself and on behalf of the several Initial Purchasers